Zion Oil & Gas Newsletter
May 14, 2010
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Dear Shareholder and/or Friend of Zion...

This past week, Israel has been in the news (again) as the 31 members of the group of rich nations, the OECD (Organisation for Economic Cooperation and Development) unanimously voted to invite Israel to join.

OECD’s mission is to enhance cooperation among members while meeting high international economic standards; membership will surely boost Israel's economic standing and help attract investment to Israel.

The Israeli Finance Minister called the move "historic".

We believe that the day will arrive when Zion Oil's work will also be deemed "historic" and are steadily working towards that day.

Here is a report of Zion's work during the past two weeks:

Rights Offering

Under the rights offering (see www.zionoil.com/investor-center) Zion stockholders at the close of business on May 6, 2010, were issued, at no charge, the following:

ONE subscription right for every TWO shares of stock owned.

Each subscription right entitles the holder to purchase one share of Zion stock at a price of $5.00, irrespective of the market price.

The subscription rights may be exercised at any time prior to 5:00 pm EDT on June 30, 2010.

This past week, all of our record date stockholders were mailed copies of the prospectus and other items necessary for exercising the rights.  If you were a stockholder of record on May 6, 2010, you should begin receiving these materials very soon.

Please note that if you hold shares in a brokerage account, you will need to contact your broker to determine when and how you can exercise your rights as each individual brokerage firm has their own timeline and procedures for processing subscriptions.

As noted in the press release, we plan to use the proceeds from the rights offering: (a) to purchase a 51% interest in a new company (Zion Drilling, Inc. that will own a 2,000 horsepower drilling rig), (b) to drill further 'deep' exploration wells on Zion's licenses in Israel (in continuation of Zion's oil and gas exploration efforts) and (c) for general corporate purposes.

The United States Geological Survey (USGS Survey)

The USGS report (issued April 8, 2010) "Assessment of Undiscovered Oil and Gas Resources of the Levant Basin Province, Eastern Mediterranean" has attracted much media attention in Israel. (You can review the USGS Survey by clicking here.)

As I noted previously, the USGS Survey estimates a mean of 1.7 BILLION barrels of recoverable oil and 122 TRILLION cubic feet of recoverable gas in the Levant Basin... and that has caught everyone's eye, as the value of the undiscovered oil and gas assessed in the USGS Survey amounts to approximately US$ 650 Billion...

and of course all of Zion's exploration areas fall within the Levant Basin...

The drilling rig at Ma’anit

With regard to 'Operations', we are now preparing for the next well, as you can read.

Ma'anit-Rehoboth #2 Well (M-R #2)

This well is currently temporarily suspended for possible future use as an offset well to the Ma'anit-Joseph #3 (M-J #3) well (see below) which is to be drilled a short distance away.

Ma'anit-Joseph #3 Well (M-J #3)

Further to our ongoing exploration work on the Ma'anit geological structure, we are quickly moving forward with permitting and planning for the M-J #3 well (targeted for the ‘deep’ Permian geologic structure).  (Deut. 33:13-16)

Our new well design is now finalized and we have begun the process of assembling the various product and service suppliers needed to drill this new well.  To date we have issued (9) Requests for Quotations (“RFQs”) to dozens of vendors addressing all the major components needed to drill and test a well:  tubulars, mud system, wireline services, well testing, cementing, etc.  The early indication is that most vendors will participate in our RFQ process and seem quite eager to do business with us in Israel.  We have ‘cast a wide net’ in soliciting price quotes and will carefully analyze the results, when received, to ensure that we use the best available resources offering Zion the most favorable overall value.

Permitting for the new well continues to move at a very good pace with progress being made on all fronts.  We continue to move forward with both local and governmental groups in assessing needs and working towards mutually agreeable outcomes.

Barring any unforeseen delays or complications, we remain on track to "spud" (i.e. begin drilling) the well in the summer of 2010.

Elijah #3 Well

The Elijah #3 well was drilled to a depth of approximately 10,938 feet (3,334 meters) when the drill string became stuck within the Asher Volcanics section of the hole. After recovering a significant portion of the stuck drill pipe, progress in recovering the remainder of the pipe slowed and the decision was made to temporarily suspend drilling operations pending further analysis of the situation.

We have decided to acquire additional field seismic data that will help us to resolve certain questions regarding the geology of the area surrounding the Elijah #3 well. The timing for this work is scheduled to take place in mid-summer 2010.

The Issachar-Zebulun Permit Area

Zion and the Geophysical Institute of Israel (GII) have signed an agreement for GII, on behalf of Zion, to acquire approximately 30 kilometers of seismic data in Zion's Issachar-Zebulun Permit area. Permitting for seismic acquisition is already underway and the timing for the field work is scheduled to coincide with the seismic field work for the Elijah #3 project area.

2010 Annual Meeting of Stockholders - in just one month...

The annual meeting is scheduled to take place at the Dan Caesarea Hotel in Caesarea, Israel at 2:00 p.m. (local time) on Monday, June 14, 2010.  If you are planning to attend the meeting in person and would like to reserve a room at the Dan Caesarea Hotel, please contact Ora Weisman in our Israel office at ora@zionoil.com to take advantage of a special room rate offered only to Zion shareholders.

IMPORTANT NOTE:  In prior years, the SEC allowed brokers to vote the shares of stockholders who held shares at the broker but did not express an opinion regarding how they wished to vote their shares.  The new rules do not allow your shares to be voted on certain items without you personally voting your shares, so please vote your shares.

You can vote either by returning your prepaid voting card, by telephone or by way of the Internet.

Your vote really does count, so please take a very few minutes in order to exercise your right as a Zion Oil & Gas stockholder.

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion, and

Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, drilling efforts and locations, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, ability to raise additional capital, the successful establishment of the drilling subsidiary and the negotiation and execution of definitive agreements with AME (the current owner of the drilling rig) with respect thereto, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE
Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466).

Contact Information
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More information about Zion is available at www.zionoil.com or by contacting Michael Williams at Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231; telephone 1-214-221-4610; email: dallas@zionoil.com
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